Exhibit m (iv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

CLASS A SHARES REDESIGNATED AS CLASS K SHARES - 10/1/99

                                    EXHIBIT C

                                      PLAN

                          INDEPENDENCE ONE MUTUAL FUNDS

                    INDEPENDENCE ONE PRIME MONEY MARKET FUND

                                 CLASS A SHARES

         This Plan is adopted by Independence One Mutual Funds with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Class A Shares of Independence One Prime Money Market Fund held during the month.

         Witness the due execution hereof this 6th day of December, 1994.

                                    INDEPENDENCE ONE MUTUAL FUNDS

                              By:/S/ E.C. GONZALES

                                    President

                                    EXHIBIT D

                                      PLAN

                          INDEPENDENCE ONE MUTUAL FUNDS

                        INDEPENDENCE ONE EQUITY PLUS FUND

                                 CLASS B SHARES

                   INDEPENDENCE ONE U.S. GOVERNMENT SECURITIES FUND

                                 CLASS B SHARES

         This Plan is adopted by Independence One Mutual Funds with respect to the Class of Shares of the portfolios of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class B Shares of Independence One Equity Plus Fund and Independence One U.S. Government Securities Fund held during the month.

         Witness the due execution hereof this 1st day of October, 1999.

                                    INDEPENDENCE ONE MUTUAL FUNDS

                                    By:  /S/ JEFFREY W. STERLING

                                    Name:  Jeffrey W. Sterling
                                    Title:  Vice President